UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 8.01. Other Events

Determination of Estimated Per-Share NAV

Overview

On April 21, 2020, the board of directors (the “Board”) of Hospitality Investors Trust, Inc. (the “Company”) unanimously approved the estimated net asset value per share of the Company’s common stock (“Estimated Per-Share NAV”) equal to $8.35 based on an estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities, divided by 39,151,201 shares of common stock outstanding on a fully diluted basis as of December 31, 2019 (the “2020 NAV”). The Company owned 124 real estate assets as of December 31, 2019 (the “Real Estate Assets”). The 2020 NAV takes into consideration (i) appraisals of 99 of the 124 Real Estate Assets performed by an independent valuation firm and is in accordance with the valuation guidelines previously established by the Board, and (ii) the applicable sale price under the Company’s definitive sales agreements for the remaining 25 Real Estate Assets.

While the Board has approved the 2020 NAV, it has only done so for the sole purpose of allowing the Company to comply with applicable rules of the Financial Industry Regulatory Authority for use on customer account statements. As a result of the existing and anticipated impact of the coronavirus pandemic, the Board believes the 2020 NAV is significantly above the current value of a share of common stock. Accordingly, stockholders should not rely on the 2020 NAV in respect of any investment decisions relating to the Company, including in making any decision to buy or sell shares of the Company’s common stock.

Except for the ongoing and expected impacts of the novel coronavirus pandemic described below, there have been no material changes between December 31, 2019 and the date of this filing that management of the Company believes would impact the Estimated Per-Share NAV. The 2020 NAV and the underlying estimates and assumptions are as of December 31, 2019, and have not been revised to reflect any potential negative impact on the Company of the coronavirus pandemic or any other transactions or events occurring subsequent to December 31, 2019. The coronavirus pandemic has had and is expected to continue to have an adverse effect, which could be material, on the Company and the value of its hotels, and, consequently, the value of a share of the Company’s common stock.

In early March 2020, the Company started to experience softening of demand and revenue weakness across its portfolio triggered by direct guest cancellations at its hotels as well as cancellations of business and industry conventions and meetings in certain of its markets. These conditions significantly worsened over the course of the month and have continued into the second quarter as the level of overall business and leisure travel has declined significantly due to concerns about the coronavirus pandemic. The Company anticipates this trend will continue and the extent to which the coronavirus pandemic will impact the Company’s financial results will depend on future developments, which are unknown and cannot be predicted, including how long the pandemic continues and its severity, new information which may emerge concerning the coronavirus and actions taken to contain the coronavirus pandemic or its impact, among others. The Company is working closely with its third-party property managers to respond to these developments and to implement various cost reduction and other liquidity preservation measures which have included temporary hotel staff reductions and temporarily closing certain hotels. The Company has also commenced negotiations with various contract counterparties, such as lenders and ground lessors, about payment waivers, deferrals and forbearance, including with respect to periodic capital reserve payments which are required under certain indebtedness and which the Company did not make during April 2020, as well as other liquidity preservation measures. The Company also intends to pursue loans pursuant to the recently enacted Small Business Administration Payroll Protection Program with respect to all of its properties. These negotiations, measures and other efforts are expected to continue, although there can be no assurance all or any one of them will be successful. The Company cannot predict how the coronavirus pandemic may impact the prospects for the Company and its business generally when conditions normalize. For example, some of the current reduction in travel and consequently guest demand at the Company's hotels may persist due to potentially permanent changes in hotel use patterns and willingness to travel of the Company's guests. The Company may also experience higher cost structures due to factors such as new brand standards and increasing guest and staff concerns about cleanliness. The Company has two debt obligations that are scheduled to mature in 2020, aggregating $242.5 million in outstanding principal amount. The Company intends to either extend or refinance this indebtedness at or prior to maturity.  At this time due to the uncertainties with regard to the coronavirus pandemic, the Company cannot predict whether it will be able to access the credit markets and refinance these debt obligations in a timely manner, and, accordingly, the Company has requested extensions of these debt obligations. The Company cannot provide any assurances its efforts to extend or refinance these debt obligations in a timely manner or on favorable terms will be successful.

This is the Company’s 2020 annual update of Estimated Per-Share NAV. On May 9, 2019, the board of directors unanimously approved an Estimated Per-Share NAV equal to $9.21 as of December 31, 2018 (the “2019 NAV”). It is currently anticipated that the Company will publish an updated Estimated Per-Share NAV on at least an annual basis.

Process

Consistent with the Company’s valuation guidelines, the Company engaged a nationally recognized independent third-party advisor (the “Valuation Firm”), to perform appraisals of the Company’s Real Estate Assets, and provide a valuation range of each Real Estate Asset. In addition, the Valuation Firm assisted the Company with determining the appropriateness of other assets and liabilities included in the Estimated Per-Share NAV. As part of the process, the Company also consulted with nationally recognized third-party debt valuation advisors.

The Valuation Firm has extensive experience estimating the fair value of commercial real estate. The method used by the Valuation Firm to appraise the Real Estate Assets in the report furnished to the Company by the Valuation Firm is in accordance with the provisions of the Investment Program Association (now known as the Institute for Portfolio Alternatives) Practice Guideline 2013-01 titled “Valuations of Publicly Registered Non-Listed REITs,” issued April 29, 2013. The Valuation Firm prepared the valuation of the Real Estate Assets in accordance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. The Valuation Firm does not have any direct interests in any transaction with the Company, other than with respect to its engagement as described herein and with respect to its engagement by the Company to consult with the Company in connection with the Company’s determination of the fair value of the Company’s common stock and the fair value of units of a class of limited partner interests in the Company’s operating partnership entitled “Class C Units” (“Class C Units”) issued to Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”). The Company has agreed to indemnify the Valuation Firm against certain liabilities arising out of its engagement by the Company. The Valuation Firm may from time to time in the future perform other services for the Company. The Company does not believe there are any material conflicts of interest between the Company and the Valuation Firm.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusion, the Valuation Firm, among other things:

•	completed valuations;

•	researched applicable markets to measure current market conditions, supply and demand factors, growth patterns and their effect on applicable Real Estate Assets;

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow projections for each applicable Real Estate Asset, inclusive of projected capital expenditures;

•	assisted the Company with determining the appropriateness of other assets and liabilities included in Estimated Per-Share NAV; and

•	performed such other analyses and studies, and considered factors, as the Valuation Firm considered appropriate.

The Valuation Firm performed a valuation of the Real Estate Assets utilizing two approaches, outlined below, that are commonly used in the commercial real estate industry.

The Estimated Per-Share NAV is comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus (ii) the sum of estimated value of debt and other liabilities, divided by (iii) the number of shares of common stock outstanding on a fully-diluted basis as of December 31, 2019, which was 39,151,201. The number of shares of common stock outstanding on a fully-diluted basis as of December 31, 2019 does not give effect to the conversion of the 27,920,953.48 Class C Units issued and outstanding as of December 31, 2019, all of which were owned by the Brookfield Investor. However, the calculation of Estimated Per-Share NAV accounts for the Class C Units by including the fair value of the Class C Units as a liability. The rights, obligations and preferences of the Class C Units, including with respect to their convertibility into common stock and redeemability, are described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on March 30, 2020. Further, consistent with U.S. generally accepted accounting principles (“GAAP”), the number of shares of common stock outstanding on a fully diluted basis as of December 31, 2019 does not give effect to restricted share units in respect of shares of common stock (“RSUs”), due to the anti-dilutive impact of RSUs on the Company’s net loss per share.

Income Capitalization Approach

With respect to 98 of the Real Estate Assets, all of which are hotels or equity interests in hotels, the Valuation Firm estimated the “as is” fair value of each Real Estate Asset as of December 31, 2019 using an income capitalization approach and applied a range of “market supported” terminal capitalization rates and discount rates to projected operating cash flow. An income capitalization approach, specifically the discounted cash flow method, simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. Under this approach, the net cash flows for each hotel have been estimated over a ten-year hold period commencing on the valuation date, after which the hotel is estimated to be sold. We intend to utilize hotel excess cash flows to fund capital expenditure work, including, but not limited to, capital expenditures pursuant to brand-mandated property improvement plans (“PIPs”), and taking guest rooms out of service is expected to adversely impact hotel performance while capital expenditure work is ongoing (normally a three- to four- month period). Therefore, in estimating net cash flows over the ten-year hold period for each hotel, the estimated cost of projected capital expenditures within the hold period has been deducted from the hotel’s operating cash flow in the year or years the capital expenditure work is expected to be performed, and the estimated adverse impact to operating cash flow of taking guest rooms out of service while capital expenditure work is ongoing has been factored into the annual estimates of the net cash flows for the hotel. The annual net cash flows and proceeds from sale are then discounted back to the valuation date at an appropriate yield rate to arrive at an estimate of fair value. Thus, two key steps were involved: (1) estimating the operating cash flow and capital expenditures applicable to each Real Estate Asset; and (2) choosing appropriate terminal capitalization rates and discount rates.

Sales Comparison Approach

With respect to one of the Real Estate Assets, which is a hotel for which there was irregular historic performance, a sales comparison approach was used. The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as a price for comparable properties. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.

With respect to 25 of the Real Estate Assets, 21 of which were classified as held for sale as of December 31, 2019, the applicable sale price under the Company’s definitive sales agreements was used to estimate fair value.

Estimated Per-Share NAV

The following table summarizes the individual components (on a per share basis) of the 2020 NAV and the 2019 NAV:

	2020 NAV	2019 NAV
	As of December 31, 2019	As of December 31, 2018
Real Estate Assets (1)	$50.55	$55.58
Other Assets (2)	$4.74	$3.20
Fair Value of Debt (3)(4)	$(37.30)	$(38.66)
Other Liabilities (4)(5)	$(9.64)	$(10.91)
Estimated Per-Share NAV	$8.35	$9.21
Fully Diluted Shares Outstanding	39,151,201	39,134,628

(1)	Certain of the key assumptions that were used by the Valuation Firm in its models to estimate the value of the Real Estate Assets are set forth in the following table. The concluded value of the Real Estate Assets reflects an overall decrease of approximately 9.6% compared to the total of (a) the original purchase price for those assets of $2.1 billion, plus (b) post-acquisition capital expenditures for those assets of $326.4 million, minus (c) accumulated depreciation for those assets of $451.5 million.

	2020 NAV		2019 NAV
	Range	Weighted Average	Range	Weighted Average
Terminal Capitalization Rate	6.50% – 9.50%	8.1%	6.75% – 9.75%	8.5%
Discount Rate	7.5% – 10.5%	9.1%	7.5% – 10.5%	9.3%

The decrease in value of the Real Estate Assets was primarily a result of (i) the sale of 20 hotels that were included in the 2019 NAV, and (ii) lower estimated sale prices for Real Estate Assets under contract to be sold as compared to the corresponding estimated value for such Real Estate Assets included in the 2019 NAV. Lower estimates of occupancy and average daily rate and higher labor costs and sales and marketing were offset by lower discount rate and capitalization rate estimates, driven by tightening market spreads and significant progress on the Company’s brand-mandated property improvement plans.

For purposes of the Company’s Estimated Per-Share NAV, the Company includes 100% of the value of its 122 wholly-owned hotels as of December 31, 2019. The value of one hotel which the Company owns a majority interest and which is consolidated in the Company’s financial statements in accordance with GAAP, and the related assets and liabilities of such hotel, including the mortgage note payable (see footnote 3 below), reflects the Company’s 56.5% ownership percentage interest in such hotel.

(2)	Includes amounts associated with the following line items from the Company’s audited financial statements for the year ended December 31, 2019 included in the 2019 Form 10-K: (i) cash and cash equivalents; (ii) restricted cash; (iii) investments in unconsolidated entities; and (iv) prepaid expenses and other assets. For the investments in unconsolidated entities, which comprise one hotel for which the Company owns a minority interest, the fair value has been calculated in the same manner as the Real Estate Assets (using the income capitalization approach), and the valuation reflects the Company’s ownership percentage. For all other line items, the Company believes that the carrying value estimates fair value. The increase in these amounts for the 2020 NAV as compared to the 2019 NAV was driven by an increase in cash and cash equivalents, largely related to the disposition of 20 hotels in 2019, and an increase in restricted cash.

(3)	Except for mortgage notes payable with maturities of less than one year, which are valued at carrying value, the value of the Company’s mortgage notes payable was estimated using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flows over the remaining loan terms and utilized estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. The Company believes that this assumption reflects the terms currently available to borrowers seeking borrowing terms similar to the Company’s and with a credit profile similar to the Company’s credit profile. The Company made the foregoing estimates after consulting with nationally recognized third-party debt valuation advisors.

(4)	During 2019, the Company used the proceeds from the issuance of new Class C Units to redeem certain mandatorily redeemable preferred securities, net, which were treated as debt for accounting purposes, in accordance with their terms. The decline in these amounts for the 2020 NAV as compared to the 2019 NAV reflect this issuance and corresponding redemption, as well as a decline in the fair value of each individual Class C Unit and a decrease in the outstanding principal of the Company’s mortgage notes payable.

(5)	Includes amounts associated with the following line items from the Company’s audited financial statements for the year ended December 31, 2019 included in the 2019 Form 10-K: (i) accounts payable and accrued expenses; and (ii) contingently redeemable Class C Units. Except with respect to the Class C Units, the Company believes that the carrying value of these liabilities estimates fair value. With respect to the Class C Units outstanding as of December 31, 2019, including distributions payable to holders of the Class C Units in the form of additional Class C Units through December 31, 2019, the Company estimated fair value by using a probability-weighted expected returns method and discounting the estimated value of Class C Units to account for uncertainty and lack of marketability.

Sensitivity Analysis

The Company noted that applying the low, midpoint and high range of discount rates determined by the Valuation Firm resulted in an Estimated Per-Share NAV range equal to $7.55 – $9.17 per share on a fully diluted basis. The midpoint in that range was $8.35.

The discount rates have a significant impact on the estimated value. The following chart presents the impact on Estimated Per-Share NAV resulting from variations in the discount rates for the Real Estate Assets, within the range of values determined by the Valuation Firm.

	Range of Value
	Low	Midpoint	High
Estimated Per-Share NAV	$7.55	$8.35	$9.17
Discount Rate(1)	9.35%	9.10%	8.85%

(1)	This analysis shows the effect of varying the weighted average discount rate used in the income capitalization approach with all other assumptions, including the terminal capitalization rate and sales comparables, remaining constant.

The terminal capitalization rates also have a significant impact on the estimated value. The following chart presents the impact on Estimated Per-Share NAV resulting from variations in the terminal capitalization rates for the Real Estate Assets, within the range of values determined by the Valuation Firm.

	Range of Value
	Low	Midpoint	High
Estimated Per-Share NAV	$7.66	$8.35	$9.10
Terminal Capitalization Rate(1)	8.39%	8.14%	7.89%

(1)	This analysis shows the effect of varying the weighted average terminal capitalization rate used in the income capitalization approach with all other assumptions, including the discount rate and sales comparables, remaining constant.

Limitations of the Methodologies

The Company believes that the method used to establish the Estimated Per-Share NAV is the methodology most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company also believes that the assumptions described herein to estimate the value of the Real Estate Assets are within the ranges used by market participants buying and selling similar properties, assuming a willing buyer and a willing seller, neither being under any compulsion to buy or to sell. The estimated values of the Real Estate Assets may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the Company’s shares of common stock are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt obligations and other costs that may be incurred, including any costs associated with the sale of assets. In addition, the fair value estimate of the Class C Units does not take into account any make-whole or other prepayment premiums payable to the holders of Class C Units in connection with redemptions thereof prior to March 31, 2022.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by the Valuation Firm were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, revenue and operating expense data, capitalization or discount rates, and projections of future revenues and expenses. Further, different parties using different assumptions and estimates could derive a different Estimated Per-Share NAV, which could be significantly different from this Estimated Per-Share NAV.

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares of common stock could trade at a premium or a discount to the Estimated Per-Share NAV if they were listed on a national securities exchange.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not represent: (i) the price at which the Company’s shares of common stock would trade at on a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares of common stock or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the Estimated Per-Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares of common stock at Estimated Per-Share NAV;

•	a stockholder would ultimately realize distributions per share of common stock equal to Estimated Per-Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at a price equal to or greater than Estimated Per-Share NAV if they were listed on a national securities exchange; or

•	the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of shares of common stock will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, including changes in interest rates, completion or commencement of capital improvements related to individual assets, and acquisitions or dispositions of assets and the distribution of proceeds from the sale of real estate to stockholders.

While the Board has approved the 2020 NAV, it has only done so for the sole purpose of allowing the Company to comply with applicable rules of the Financial Industry Regulatory Authority for use on customer account statements. As a result of the existing and anticipated impact of the coronavirus pandemic, the Board believes the 2020 NAV is significantly above the current value of a share of common stock. Accordingly, stockholders should not rely on the 2020 NAV in respect of any investment decisions relating to the Company, including in making any decision to buy or sell shares of the Company’s common stock.

The 2020 NAV and the underlying estimates and assumptions are as of December 31, 2019, and have not been revised to reflect any potential negative impact on the Company of the coronavirus pandemic or any other transactions or events occurring subsequent to December 31, 2019. The coronavirus pandemic has had and is expected to continue to have an adverse effect, which could be material, on the Company and the value of its hotels, and, consequently, the value of a share of the Company’s common stock.

Conclusion

The Estimated Per-Share NAV equal to $8.35 was unanimously adopted by the Board on April 21, 2020. The Board is ultimately and solely responsible for the determination of the Estimated Per-Share NAV.

The Company determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under GAAP set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the SEC including, but not limited to, the 2019 10-K, the Company’s Quarterly Reports on Form 10-Q, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY INVESTORS TRUST, INC.

Date: April 21, 2020	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President